UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

10X Capital Venture Acquisition Corp. III

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1611637
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 World Trade Center, 85th Floor New York, New York	10007
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	NYSE American LLC

Class A ordinary shares, par value $0.0001 per share	NYSE American LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-261287 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Class A ordinary shares, the warrants to purchase Class A ordinary shares, and the units (each consisting of one Class A ordinary share and one-half of one redeemable warrant) of 10X Capital Venture Acquisition Corp. III (the “Company”). The description of the Class A ordinary shares, warrants and units contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (file No. 333-253868) initially filed with the U.S. Securities and Exchange Commission on March 4, 2021, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered or being registered on the NYSE American LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

10X CAPITAL VENTURE ACQUISITION CORP. III

Dated: October 6, 2023	By:	/s/ Hans Thomas
Hans Thomas
Chairman and Chief Executive Officer